Exhibit 107

Calculation of Filing Fee Tables

Form F-4

(Form Type)

JBS S.A.

JBS USA Lux S.A.

JBS USA Food Company

JBS USA Finance, Inc.

JBS Global Luxembourg S.à r.l.

JBS Holding Luxembourg S.à r.l.

JBS USA Holding Lux S.à r.l.

JBS Global Meat Holdings Pty. Limited

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price (1)		Fee Rate	Amount of Registration Fee
	Newly Registered Securities
Fees to be Paid	Debt	2.500% Senior Notes Due 2027(3)	457(o)	$991,395,000	100%	$991,395,000	(1)	0.0001102	$109,251.73

Fees to be Paid	Debt	Guarantees of 2.500% Senior Notes Due 2027(4)	457(n)	—	—	—		—	—	(2)

Fees to be Paid	Debt	5.125% Senior Notes due 2028(3)	457(o)	$900,000,000	100%	$900,000,000	(1)	0.0001102	$99,180.00

Fees to be Paid	Debt	Guarantees of 5.125% Senior Notes due 2028(4)	457(n)	—	—	—		—	—	(2)
Fees to be Paid	Debt	6.500% Senior Notes Due 2029(3)	457(o)	$77,973,000	100%	$77,973,000	(1)	0.0001102	$8,592.62
Fees to be Paid	Debt	Guarantees of 6.500% Senior Notes Due 2029(4)	457(n)	—	—	—		—	—	(2)
Fees to be Paid	Debt	3.000% Senior Notes due 2029(3)	457(o)	$600,000,000	100%	$600,000,000	(1)	0.0001102	$66,120.00
Fees to be Paid	Debt	Guarantees of 3.000% Senior Notes due 2029(4)	457(n)	—	—	—		—	—	(2)
Fees to be Paid	Debt	5.500% Senior Notes Due 2030(3)	457(o)	$1,250,000,000	100%	$1,250,000,000	(1)	0.0001102	$137,750.00
Fees to be Paid	Debt	Guarantees of 5.500% Senior Notes Due 2030(4)	457(n)	—	—	—		—	—	(2)
Fees to be Paid	Debt	3.750% Senior Notes due 2031(3)	457(o)	$500,000,000	100%	$500,000,000	(3)	0.0001102	$55,100.00
Fees to be Paid	Debt	Guarantees of 3.750% Senior Notes due 2031(4)	457(n)	—	—	—		—	—	(2)
Fees to be Paid	Debt	3.000% Sustainability-Linked Senior Notes Due 2032(3)	457(o)	$1,000,000,000	100%	$1,000,000,000	(1)	0.0001102	$110,200.00
Fees to be Paid	Debt	Guarantees of 3.000% Sustainability-Linked Senior Notes due 2032(4)	457(n)	—	—	—		—	—	(2)
Fees to be Paid	Debt	3.625% Sustainability-Linked Senior Notes Due 2032(3)	457(o)	$968,548,000	100%	$968,548,000	(1)	0.0001102	$106,733.99
Fees to be Paid	Debt	Guarantees of 3.625% Sustainability-Linked Senior Notes due 2032(4)	457(n)	—	—	—		—	—	(2)
Fees to be Paid	Debt	5.750% Senior Notes Due 2033(3)	457(o)	$2,050,000,000	100%	$2,050,000,000	(1)	0.0001102	$225,910.00
Fees to be Paid	Debt	Guarantees of 5.750% Senior Notes due 2033(4)	457(n)	—	—	—		—	—	(2)
Fees to be Paid	Debt	4.375% Senior Notes Due 2052(3)	457(o)	$900,000,000	100%	$900,000,000	(1)	0.0001102	$99,180.00
Fees to be Paid	Debt	Guarantees of 4.375% Senior Notes due 2052(4)	457(n)	—	—	—		—	—	(2)
Fees to be Paid	Debt	6.500% Senior Notes Due 2052(3)	457(o)	$1,550,000,000	100%	$1,550,000,000	(1)	0.0001102	$170,810.00
Fees to be Paid	Debt	Guarantees of 6.500% Senior Notes due 2052(4)	457(n)	—	—	—		—	—	(2)
Fees Previously Paid	—	—	—	—		—			—
	Carry Forward Securities

Carry Forward Securities	—	—	—	—		—			—

	Total Offering Amounts					$10,787,916,000			$1,188,828.34

	Total Fees Previously Paid								—

	Total Fee Offsets								—

	Net Fee Due								$1,188,828.34

(1)	The proposed maximum aggregate offering price is being used to calculate the registration fee in accordance with Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”).

(2)	Pursuant to Rule 457(n) under the Securities Act, no separate registration fee is required for the guarantees.

(3)	JBS USA Lux S.A., JBS USA Food Company and JBS USA Finance, Inc. are the co-issuers of the notes being registered hereby.

(4)	JBS S.A., JBS Global Luxembourg S.à r.l., JBS Holding Luxembourg S.à r.l., JBS USA Holding Lux S.à r.l. and JBS Global Meat Holdings Pty. Limited are the guarantors of the notes being registered hereby.